Exhibit 10.1

Execution Version

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”), is dated and entered into as of May 22, 2020 by and between Benefitfocus, Inc., a Delaware corporation (the “Company”), and BuildGroup LLC, a Delaware limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein are defined in Section 8 hereof.

RECITALS

A. Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to Buyer, and Buyer wishes to buy from the Company, an aggregate of 1,777,778 shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), having the rights, privileges and preferences set forth in the Company’s Certificate of Designations in the form attached hereto as Exhibit A. The shares of Preferred Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

B. On the Closing Date (as defined below), the Company and the Buyer will execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit B, pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Purchase Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

C. On the Closing Date, the Company, Mason R. Holland, Jr. and the Buyer will execute and deliver a Co-Sale and Voting Agreement (the “Voting Agreement”) in the form attached hereto as Exhibit C.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.	PURCHASE OF PREFERRED STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Buyer, and the Buyer has agreed to purchase from the Company, Purchase Shares as follows:

a.

Purchase. Subject to satisfaction of the conditions set forth in Sections 6 and 7 below, Buyer shall purchase from the Company, and Company shall sell to Buyer, the Purchase Shares for an aggregate dollar price of $80,000,010 (the “Purchase Price”). On the Closing Date, Buyer will pay the Purchase Price via wire transfer in accordance with wire instructions provided by the Company to the Buyer no later than two days prior to the Closing Date. On or before the Closing Date, the Company shall deliver to Shearman & Sterling LLP, in trust, a certificate or certificates, registered in such name or names as the Buyer may designate, representing the Purchase Shares, with instructions that such certificates are to be held for release to the Buyer only upon payment in full of the aggregate Purchase Price to the Company by the Buyer. Upon issuance and payment therefor as provided herein, such Purchase Shares shall be validly issued, fully paid and non-assessable. The date of the closing of the Buyer’s purchase of the Purchase Shares will be 11 Business Days following the date hereof, or such other date that may be agreed by the mutual consent of the Company and the Buyer (the “Closing Date”).

b.

Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance, sale and delivery of any shares of Preferred Stock to the Buyer made under this Agreement.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company as of the date hereof and as of the Closing Date that, except as set forth on the Buyer Schedule of Exceptions delivered herewith:

a.

Investment Purpose. The Buyer is entering into this Agreement and acquiring the Purchase Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and the Buyer does not have a present arrangement to effect any distribution of the Shares to or through any person or entity.

b.	Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

c.

Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchase Shares that have been reasonably requested by the Buyer, including, without limitation, the SEC Filings. The Buyer understands that its investment in the Purchase Shares involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares, and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Purchase Shares. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares.

d.

No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares, the merits of the offering of the Purchase Shares or the fairness or suitability of the investment in the Purchase Shares.

e.

Organization. The Buyer is organized, validly existing and in good standing or equivalent under the laws of its jurisdiction of organization and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

f.

Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and assuming due authorization, execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of this Agreement, the Registration Rights Agreement and the Voting Agreement (the “Transaction Documents”) by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization, operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its partners, managers or its members.

g.

Placement Agents. The Buyer has not engaged any broker, investment banker, finder, placement agent or similar party to whom any fee is owed or would be owed as a result of the transactions contemplated hereby.

h.

Litigation. There is no Proceeding pending or, to the Buyer’s knowledge, threatened against the Buyer or any Affiliate thereof or any of its properties which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

i.

Ownership of Company Securities. As of the date of this Agreement, neither the Buyer, nor any of its Affiliates, beneficially owns any Company securities, or any options, warrants or other rights to acquire securities of the Company or any other securities convertible into securities of the Company, except as disclosed in Forms 4 filed with the SEC by Lanham Napier. Neither the Buyer, nor any of its Affiliates, has purchased, sold, transferred, made any short sale of, granted any option for the purchase of, or entered into any hedging or similar transaction with the same economic effect as a sale of, any securities or any options, warrants or other rights to acquire securities of the Company, except as disclosed in Forms 4 filed with the SEC by Lanham Napier.

j.

No Disqualification Events. Neither the Buyer nor, to the Knowledge of Buyer, any member of Company’s Board of Directors appointed by Buyer (a “Buyer Director”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Buyer has exercised reasonable care to determine whether any such Buyer Director is subject to a Disqualification Event.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof and as of the Closing Date, except as disclosed in the SEC Filings and as set forth on the Company Schedule of Exceptions delivered herewith:

a.

Valid Issuance of Stock. The Purchase Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable free and clear of all liens and, based in part upon the representations and warranties of the Buyer in this Agreement, will be issued in compliance with all applicable federal and state securities laws. Neither the Company nor any Person acting on behalf of the Company has taken any action that would cause the loss of such exemption.

b.

Financial Statements. The financial statements included or incorporated by reference in the SEC Filings and, in the case of the annual audited financial statements, reported on by and accompanied by an unqualified report from Ernst & Young LLP, (i) present fairly in all material respects the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the periods shown, (ii) have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as otherwise noted therein and except in the case of unaudited interim financial statements), (iii) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iv) complied as to form required by published rules and regulations of the SEC related thereto as of its date of filing with the SEC. The Company has not incurred any material liabilities, including continent liabilities, and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the SEC Filings. During the period from December 31, 2019 to and including the date hereof, there has been no disposition by the Company of any material part of its business or property.

c.	No Change. Since December 31, 2019, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

d.

Existence; Compliance with Law. The Company and each of its subsidiaries (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and the prosecution of such contest would not reasonably be expected to result in a Material Adverse Effect, or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

e.

Power, Authorization; Enforceable Obligations. The Company has the power and authority, and the legal right, to make, deliver and perform the Transaction Documents and the transactions contemplated thereby, including the issuance of the Purchase Shares. The Company has taken all necessary organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of any of the Transaction Documents, except Governmental Approvals, consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, the filing of a Form D with the SEC and the state where the Buyer is located, and a Form 8-K with the SEC following the Closing Date. Each Transaction Document has been duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Transaction Document upon execution will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

f.

No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents, the transactions contemplated hereby and thereby and the use of the proceeds thereof will not (a) violate, conflict with or result in the breach of the Company’s Charter Documents or those of any of its subsidiaries, (b) violate any material Requirement of Law or any material Contractual Obligation of the Company and (c) result in, or require, the creation or imposition of any lien on any of their respective properties or revenues pursuant to any material Requirement of Law or any such material Contractual Obligation, except Permitted Liens. No Requirement of Law or Contractual Obligation applicable to the Company or any of its Subsidiaries would reasonably be expected to have a Material Adverse Effect.

g.

Litigation. No Proceeding before any arbitrator or Governmental Authority is pending or, to the Knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or their respective properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, (b) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (c) that are required to be disclosed in the SEC Filings and are not so disclosed.

h.

No Default. Neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No event has occurred which, with the giving of notice or passage of time or both, would constitute a default under or with respect to any of its Contractual Obligations. Neither the Company nor any of its Subsidiaries is aware of any circumstances whereby any party could give notice of its intention to terminate any material Contractual Obligation, and, to the Knowledge of the Company, no party has sought to repudiate, disclaim or vary any material Contractual Obligation to the detriment of the Company or any of its Subsidiaries. Other than material Contractual Obligations which have terminated or expired in accordance with their terms, each material Contractual Obligation is in full force and effect and is a legal, valid and binding obligation of the Company and, to the Knowledge of the Company, the other parties thereto enforceable against the Company and, to the Knowledge of the Company, such other parties in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

i.

Ownership of Property; Liens. The Company and each of its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all of its real property, and good and marketable title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Lien except Permitted Liens. There are no notices, disputes, claims, demands or accommodations relating to or in respect of the Company’s and each of its Subsidiaries’ owned and leased real estate, and such real estate is not subject to any legal suits, actions, disputes, claims or demands arising from the acquisition, alienation or use of such real estate, other than any that would not result in a Material Adverse Effect.

j.

Intellectual Property. The Company and each of its Subsidiaries owns, or holds a valid license to use, all Intellectual Property material to the conduct of its business as currently conducted. No claim has been asserted, is pending or, to the Knowledge of the Company, has been threatened by any Person challenging or questioning the Company’s or any of its Subsidiaries’ use of or right to use any Intellectual Property or the validity, enforceability, ownership or effectiveness of any Intellectual Property owned or purported to be owned by the Company or its Subsidiaries, nor does the Company have Knowledge of any valid basis for any such claim. To the Knowledge of the Company, no Person is engaging in any activity that infringes, misappropriates or otherwise violates any Intellectual Property owned or purported to be owned by the Company or its Subsidiaries. To the Knowledge of the Company, the use of Intellectual Property by the Company and each of its Subsidiaries, and the conduct of their business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, and there are no Proceedings pending or, to the Knowledge of the Company, threatened to such effect. The Company and each of its Subsidiaries has taken reasonable steps to protect its rights in confidential information and trade secrets, to protect any confidential information provided to it by any other Person and to obtain ownership of all Intellectual Property developed by its employees, consultants and contractors and that relates to the business of the Company or its Subsidiaries.

k.

Privacy and Data Protection. The Company and each of its Subsidiaries maintains written privacy and data security policies and procedures governing the collection, maintenance, disclosure, use and other processing and protection of any information concerning an identified or reasonably identifiable natural person (“Personal Information”). With respect to the collection, maintenance, disclosure, use and other processing (including, without limitation, any transfer across national borders), the Company and each of its Subsidiaries is and has been in compliance in all material respects with all Applicable Laws, the Company’s and its Subsidiaries’ privacy and data security policies, and the requirements of any contract to which the Company or a Subsidiary is a party. The Company and each of its Subsidiaries has implemented and maintains commercially reasonable measures (including, without limitation, physical, technical and organizational security measures) to protect the confidentiality, integrity and security of all Personal Information in the possession, custody or control of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there has been no material accidental, unauthorized or unlawful access, use, modification, disclosure, loss or other misuse of such Personal Information (“Data Security Incident”). Neither the Company nor any of its Subsidiaries have been required to provide, pursuant to any Applicable Laws or any contract to which the Company or a Subsidiary is a party, or have provided notification to any Person of a Data Security Incident. There are no pending or, to the Knowledge of the Company, threatened claims or assertions against the Company or any of its Subsidiaries alleging a violation any Applicable Laws concerning the processing of Personal Information, or of any Person’s rights thereunder.

l.

Taxes. The Company has filed or caused to be filed all U.S. federal, all income and all other material tax returns, reports and declarations that are required to be filed by any jurisdiction to which it is subject, and has timely paid all material taxes (regardless of whether or not such taxes were shown as due on a tax return) or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company); no tax Lien has been filed (other than Permitted Liens), and, to the Knowledge of the Company, no tax return is currently pending or is subject to examination or audit by any Governmental Authority and no written notice of a deficiency or proposed tax adjustment or claim, which has not been resolved by the Closing Date has been received by the Company.

m.

Federal Regulations. The Company and its Subsidiaries are not engaged and will not engage, principally or as one of their important activities, in the business of “buying’ or “carrying” “margin stock” (within the respective meanings of each of the quoted terms under Regulation U issued by the FRS Board as now and from time to time hereafter in effect, or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the transactions contemplated hereby will be used for buying or carrying any such margin stock or for extending credit to others for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X issued by the FRS Board.

n.

Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no labor strikes, slowdowns, work stoppages, lockouts or other labor disputes against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, (b) the Company and its Subsidiaries are in compliance in all material respects with all Applicable Laws governing or concerning labor relations and employment, (c) all payments due from the Company and any of its Subsidiaries on account of any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company or any of its Subsidiaries, and employee health and welfare insurance and other benefits, have been paid or properly accrued as a liability on the books of the Company or its Subsidiaries, (d) there has not been any actions relating to, or any act or allegations of or relating to, sex-based discrimination, sexual harassment or sexual misconduct, or breach of any sex-based discrimination, sexual harassment or sexual misconduct policy of the Company relating to the foregoing, in each case involving the Company or any of its Subsidiaries or any Company Service Provider, and (e) the Company has not entered into any settlement agreement or similar out-of-court or pre-litigation arrangement relating to any matters described in clause (d) of this section. Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or contract with any labor organization.

o.	Employee Benefits.

(a) To the Company’s Knowledge, each Company Plan (and any related trust or other funding vehicle) has been maintained, operated and administered in material compliance with all Applicable Laws and with the terms of such Company Plan. The Company and each ERISA Affiliate have performed in all material respects all obligations required to be performed by them under each Company Plan. Each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a determination letter from the United States Internal Revenue Service that such Company Plan is qualified under Section 401(a) of the Code, and to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect the qualification of such Company Plan. There are no pending or, to the Knowledge of the Company, threatened material investigations by any Governmental Authority with respect to, or termination proceedings or other material claims, suits or proceedings (except routine claims for benefits payable in the ordinary course) against or involving any Company Plan. Each Company Plan constituting a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has at all times been maintained in all material respect, as to both form and operation, in compliance with the requirements of Section 409A of the Code and the regulations promulgated thereunder, and no Company Service Provider is entitled to receive any gross-up or additional payment in connection with any Tax, including any Tax required by Section 409A or Section 4999 of the Code.

(b) None of the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby (alone or in conjunction with any other event) will (1) entitle any Company Service Provider to any compensation or benefit, (2) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits for any Company Service Provider or trigger any other material obligation under any Company Plan, (3) result in any breach or violation of or default under, or limit any right to amend, modify or terminate, any Company Plan, or (4) result in the payment of any “excess parachute payment” for purposes of Section 280G of the Code.

(c) No Company Plan is or has at any time been covered by Title IV of ERISA or subject to Section 412 of the Code or Section 302 of ERISA (each such plan, a “Pension Plan”), and neither the Company nor any ERISA Affiliate has ever maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability under any Pension Plan or Multiemployer Plan (as defined in Section 3(37) of ERISA).

p.

Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by this Agreement will not be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

q.

Subsidiaries. The Company’s Subsidiaries are as set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K filed with the SEC, and each Subsidiary of the Company is wholly owned by the Company, and there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Capital Stock of the Subsidiaries.

r.

Use of Proceeds. The proceeds of the transactions contemplated hereby shall be to pay fees and expenses related thereto and for general corporate purposes, including potential acquisitions and repayments of debt.

s.	Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries:

(a) Own, lease or operate facilities and properties (the “Properties”) that do not contain, and, to the Knowledge of the Company, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or have constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) has not received nor is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any of them (the “Business”), nor has Knowledge that any such notice will be received or is being threatened;

(c) has not transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor has generated, treated, stored or disposed of Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) is not subject to any pending Proceeding nor, to the Knowledge of the Company, is threatened with one, under any Environmental Law, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) to the Knowledge of the Company, has not had any release or threat of release of Materials of Environmental Concern at or from the Properties arising from or related to its operations or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) has operated at the Properties in compliance, and has in the last five years been in compliance, with all applicable Environmental Laws, and to the Knowledge of the Company, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) has not assumed any liability of any other Person under Environmental Laws.

t.

Accuracy of Information, Etc. No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished by or on behalf of the Company to the Buyer for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances, not misleading in any material respect. The Company has provided, or allowed access, to the Buyer to all documents in its possession or control responsive to due diligence requests made by the Buyer. The Company is not aware of any documents, other than those provided to the Buyer, which would be responsive to Buyer’s due diligence requests.

u.

Insurance. All insurance maintained by the Company and its Subsidiaries is in full force and effect, all premiums have been duly paid when due, none of them has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance. The Company and each of its Subsidiaries maintains insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or is required by Applicable Laws.

v.

OFAC. Neither the Company nor any its Subsidiaries, nor, to the Knowledge of Company, any director, officer, employee, agent, affiliate or representative thereof, is an individual or an entity that is, or is owned or controlled by an individual or entity that is (a) currently the subject of any Sanctions, or (b) located, organized or resident in a Designated Jurisdiction. There are no pending or threatened claims or legal actions, or investigations by any Governmental Authority, of or against the Company, in connection with any alleged violation of Sanctions. Neither the Purchase Price nor any other proceeds received by the Company hereunder will be used in any manner that will result in a violation of Sanctions. There have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any payment that the Sanctions prohibit, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund for use in making any such payments.

w.

Anti-Corruption Laws. Each of the Company and its Subsidiaries have conducted their businesses in compliance with, and have not violated any provision of, applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

x.

Shares. The Purchase Shares and all other outstanding shares of Capital Stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the SEC Filings; all outstanding shares of Capital Stock of the Company are, and, when the Purchase Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Purchase Shares will have been, validly issued, fully paid and nonassessable, and will conform to the information in the SEC Filings and to the description of such shares contained in the SEC Filings; the stockholders of the Company have no preemptive rights with respect to the Purchase Shares; and none of the outstanding shares of Capital Stock of the Company or any of its subsidiaries have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in or contemplated by the SEC Filings, as of the dates indicated therein, there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any Capital Stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such Capital Stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue or sell any shares of Capital Stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. Except as contemplated herein, there are (1) to the Company’s Knowledge, no voting agreements, voting trusts, shareholder agreements, proxies or other similar agreements or understandings with respect to the equity interests of the Company or any of its subsidiaries or that restrict or grant any right, preference or privilege with respect to the transfer of such equity interests and (2) no contracts to declare, make or pay any dividends or distributions, whether current or accumulated, or due or payable, on the equity interests of the Company or any of its subsidiaries.

y.

Other Offerings. Except as disclosed in SEC Filings, the Company has not sold, issued or distributed any of its common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than common stock issued pursuant to (i) the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans, or (ii) pursuant to outstanding options or rights.

z.	Nasdaq. Prior to the Closing Date, the shares of Common Stock underlying the Purchase Shares will have been approved for listing on The Nasdaq Stock Market, subject to notice of issuance.

aa.

Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes Oxley”) and all applicable rules of The Nasdaq Stock Market (the “Exchange Rules,” and together with the Securities Act, the Exchange Act, and Sarbanes Oxley, the “Securities Laws”). The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and the interactive data in eXtensible Business Reporting Language incorporated by reference in the SEC Filings is accurate. The Internal Controls are overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Since the date of the most recent evaluation of the Company’s disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regards to significant deficiencies and material weaknesses. The principal executive officer and principal financial officer of the Company have made all certifications required by Sarbanes Oxley and any related rules and regulations promulgated by the SEC, and the statements contained in each such certification are complete and correct.

bb.

Required Filings. The Company has timely filed or furnished with the SEC all SEC Filings required to be filed or furnished by it under the Securities Act and Exchange Act. The SEC Filings were prepared in accordance with and, as of the date on which each such SEC Filing was filed or furnished with the SEC, complied in all material respects with the applicable requirements of the Securities Act and Exchange Act. None of such SEC Filings, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed or furnished, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

cc.	Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

dd.

No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

ee.

No General Solicitation; No Integrated Offering. None of the Company, any of its Affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation in connection with the offer or sale of the Purchase Shares. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, none of the Company nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(a)(2) or otherwise require registration under the Securities Act in connection with the offer and sale by the Company of the Purchase Shares or (ii) cause the offering of the Purchase Shares to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

ff.

Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act. The Company has not, in the previous twelve (12) months, received (i) written notice from the Principal Market that the Company is not in compliance with the listing or maintenance requirements of Principal Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Principal Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Principal Market on the date hereof.

gg.

Application of Takeover Protections; Rights Agreements. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of the State of Delaware that is or would reasonably be expected to become applicable to the Buyer as a result of the Buyer and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Purchase Shares and each Buyer’s ownership of the Purchase Shares.

hh.

Related Party Transactions. The Company is not indebted, directly or indirectly, to any of its stockholders, officers, or directors or to their respective Affiliates, spouses or children, in any amount whatsoever other than in connection with payments for services rendered and for expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the Company’s Knowledge, none of the Company’s stockholders, officers, or directors, or any Affiliates thereof or members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company’s stock) or have any direct or indirect ownership interest in any entity with which the Company is Affiliated or with which the Company has a business relationship, or any entity which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) any publicly traded company that may compete with the Company. None of the Company’s stockholders, officers, or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company (other than to the extent any such person or entity is a party to an agreement). Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved by the Board, and (iv) the transactions contemplated by this Agreement, there are no agreements, understandings, or proposed transactions between the Company and any of its officers, directors, Affiliates, or any Affiliate thereof.

4.	COVENANTS AND OTHER RIGHTS.

a.

Disclosure of Transactions and Other Material Information. No later than the Trading Day immediately following each of the execution of this Agreement and the closing of the sale of the Purchase Shares hereunder, the Company will issue a mutually acceptable press release disclosing the transactions contemplated by the Agreement. The Company and the Buyer shall consult with each other in issuing any subsequent press releases with respect to the transactions contemplated hereby, and the Company and the Buyer shall not issue any such press release or otherwise make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, provided that within four (4) Business Days of the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the Agreement as an exhibit to such filing. Buyer shall be afforded a reasonable opportunity to review such Form 8-K prior to filing by the Company with the SEC.

b.

Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares to the Buyer in accordance with the terms of the Transaction Documents.

c.

Integration. From and after the date of this Agreement, neither the Company, nor any of its Affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require registration of the offer and sale by the Company to the Buyer of any of the Purchase Shares under the Securities Act, or (ii) cause this offering of the Purchase Shares by the Company to the Buyer to be integrated with other offerings of securities by the Company in a manner that would require stockholder approval pursuant to the rules and regulations of the Principal Market on which any of the securities of the Company are listed or designated, unless in the case of this clause (ii), stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

d.

Takeover Provisions. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that a Buyer is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision in effect or hereafter adopted by the Company, or that a Buyer could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of purchasing the Purchase Shares under this Agreement.

e.

Fees and Reimbursement. The Company will pay Buyer (i) a rate of 50 basis points per annum on the amount invested on the Closing Date for the first year, and (ii) a rate of 25 basis points per annum on the amount invested on the Closing Date annually thereafter, all for so long as the Buyer and its Affiliates collectively hold at least 60% of the Purchase Shares (or the Common Stock issuable upon conversion thereof). Notwithstanding the forgoing, Buyer Directors will not be paid any compensation for serving on the Company’s Board or any of its committees, and the Company will not reimburse the Buyer Directors for reasonable out of pocket expenses; provided that to the extent one of the Buyer Directors is not an employee of Buyer, the Company may compensate such Buyer Director for their role as a director consistent with other directors, as shall be reasonably determined by the Company and Buyer.

f.

Transaction Fees. The Company shall, on the Closing Date, reimburse Buyer for all reasonable fees and out-of-pocket expenses (including legal fees and expenses) incurred by Buyer in connection with the transaction, not to exceed $150,000.

g.	Information Rights. The Company will furnish, or cause to be furnished, to the Buyer such additional information regarding the Buyer’s investment in the Company as the Buyer may reasonably request.

h.

Conduct of the Business of Company. From the date hereof until the Closing Date, except (i) as expressly permitted by this Agreement, (ii) as required by Applicable Laws, or (iii) with the written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall conduct its business and operations in the ordinary course of business consistent with past practice and use and use commercially reasonable efforts to (1) preserve intact its present business organization; (2) maintain good relationships with its vendors, suppliers, and others having material business relationships with it; and (3) manage its working capital in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and, except as contemplated in this Agreement, during the period from the date of this Agreement through the Closing Date, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), the Company shall not, and shall not permit any of its Subsidiaries to:

i.	amend any of its Charter Documents;

ii.	split, combine, subdivide or reclassify any of its equity securities;

iii.

authorize, sell, issue or grant any equity securities or sell, issue or grant any option, warrant or right to acquire any equity securities or sell, issue or grant any security convertible into or exchangeable for equity securities, or sell, transfer or dispose of, or grant or permit any Lien on, any equity interest, except upon the exercise or conversion of any equity securities or any option warrant or right to acquire any equity securities outstanding as of the date hereof;

iv.

declare, set aside for payment or pay any dividend on, or make any other distribution in respect of its equity interests or otherwise make any payments to any holder of such interests in its capacity as such;

v.	take or fail to take any action, the result of which would cause the creation of a Lien on any of its equity interests;

vi.	make any material change to its financial reporting and accounting methods other than as required by a change in GAAP;

vii.	make any material change in its Tax reporting or Tax accounting methods, including making or changing any material Tax elections except as required by Applicable Law;

viii.	change its entity classification for Tax purposes;

ix.	acquire any Person or other business organization, division or business by merger, consolidation, purchase of an equity interest or assets, or by any other manner;

x.	take any action to liquidate, dissolve or wind up its business; or

xi.	commit itself to do any of the foregoing.

5.	TRANSFER RESTRICTIONS.

a.

Compliance with Laws. Notwithstanding any other provision of this Section 5, Buyer covenants that the Purchase Shares and the Common Stock underlying the Purchase Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws.

b.

Legends. Any certificates or book entry notations evidencing the Purchase Shares or the underlying Common Stock shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 5.c:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE STOCK PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT, EACH DATED MAY __, 2020, IN EACH CASE BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

c.

Removal of Legends. The legend set forth in Section 5.b above shall be removed and the Company shall issue a certificate (or book entry notation, as applicable) without such legend or any other legend to the holder of the applicable shares of Common Stock underlying Purchase Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust

Company (“DTC”), if (i) such shares are registered for resale under the Securities Act (provided that, if a Buyer is selling pursuant to the effective registration statement registering the shares for resale, such Buyer agrees to only sell such shares in compliance with the Registration Rights Agreement, (ii) such shares are sold or transferred pursuant to Rule 144, or (iii) such shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Certificates for shares of Preferred Stock subject to legend removal hereunder will be transmitted by the Company to such Buyer. Certificates (or book entry notations) for shares of the Company’s common stock subject to legend removal hereunder may be transmitted by the Company’s transfer agent to such Buyer by crediting the DTC account of such Buyer’s broker or other DTC participant as directed by such Buyer.

d.	Standstill.

(a) For so long as Buyer and its Affiliates collectively hold not less than 10% of the Purchase Shares, the Buyer agrees that none of the Buyer or any of its Affiliates, shall directly or indirectly:

1.

except at the specific written request of the Company or pursuant to a Competing Bid, propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of the Subsidiaries;

2.

acquire additional shares of Common Stock (other than, for the avoidance of doubt, shares of Common Stock issuable by the Company upon conversion of any accrued dividends on the Purchase Shares pursuant to the terms thereof) without the consent of the Board if the effect of such acquisition would be to increase the percentage of total voting power of the Company represented by all Common Stock beneficially owned by the Buyer, including any Common Stock issuable upon the conversion of any Purchase Shares, to more than 19.9% of the Company’s shares of Common Stock then outstanding;

3.

other than in connection with a Buyer Director’s participation in the Board’s solicitation of proxies, solicit or participate in the solicitation of proxies with respect to any Common Stock, or seek to advise or influence any person with respect to the voting of any Common Stock (other than as otherwise provided or contemplated by this Agreement or the Voting Agreement);

4.

deposit any Common Stock in a voting trust or, except as otherwise provided or contemplated by this Agreement or the Voting Agreement, subject any Common Stock to any arrangement or agreement with any third party with respect to the voting of such Common Stock;

5.	join a 13D Group (other than a group comprising solely of the Buyer and its Affiliates) for the purpose of acquiring, holding, voting or disposing of Common Stock;

6.

except at the specific written request of the Company or pursuant to a Competing Bid, take any action which would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination or merger involving the Company or any of its Subsidiaries;

7.	publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing;

8.	knowingly advise, assist or encourage any other Persons in connection with any of the foregoing; or

9.

publicly request that the Company (or its respective directors, officers, affiliates, employees or agents), directly or indirectly, amend or waive any provision of this Section 5.d, unless and until the Person seeking such amendment or waiver has received the prior written invitation or approval of the Company.

Notwithstanding anything to the contrary in this Agreement, (i) the prohibitions in this Section 5.d shall not affect the Buyer’s ability to hold the Purchase Shares or the Common Stock underlying the Purchase Shares, (ii) the prohibitions in this Section 5.d shall not prevent the Buyer from making any confidential offer or proposal to the Board for a potential transaction (including a Change of Control transaction), and (iii) if (w) a Change of Control of the Company has occurred, (x) the Company has entered into an agreement providing for a Change of Control of the Company, or (y) any third party has made a public offer or proposal (including a tender or exchange offer) or publicly announced an intention to make any such offer or proposal that would, if consummated, result in a Change of Control of the Company, then, in each case in this clause (iii), the prohibitions in this Section 5.d shall immediately terminate without further force or effect and the Buyer shall be released from compliance therewith. Buyer and Company agree that the covenants of Buyer set forth in this Section 5.d supersedes any and all prior or contemporaneous negotiations, commitments, agreements and writings between Buyer and Company regarding the subject matter herein, and all such other negotiations, commitments, agreements and writings will have no further force or effect (including, for the avoidance of doubt, the standstill provisions set forth in that certain Nondisclosure Agreement, dated January 21, 2020, by and between the Company and Buyer).

(b) In the event that the Company becomes aware that Buyer has acquired additional shares of Common Stock in violation of Section 5.d(a)(2), the Company will promptly provide written notice to the Buyer. Following delivery of such notice, at the option of the Company, the Buyer must either (i) sell Purchase Shares or shares of Common Stock to the Company or its designee, as soon as reasonably practicable after it receives notice thereof from the Company, at the closing price of the Common Stock on a Trading Market on the day prior to the date on which the Buyer receives such notice, or (ii) sell such shares to a third party as soon as reasonably practicable after receiving such notice (which sale shall not be restricted by Section 5.e), in each case to cause the Buyer’s beneficial ownership not to exceed the ownership limitations set forth in Section 5.d(a)(2).

e.

Lock-Up. From the Closing Date until the earlier of (i) May 30, 2024 and (ii) receipt by the Buyer of a notice of Company redemption of Purchase Shares pursuant to Section 6 of the Certificate of Designations (the “Termination Date”), the Buyer hereby agrees not to sell, transfer or otherwise dispose of, directly or indirectly, any Purchase Shares or underlying shares of Common Stock or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership thereof, except (i) to the Company, (ii) in response to a tender or exchange offer for the Common Stock (other than a tender or exchange offer by the Buyer or any Buyer Affiliate), (iii) as part of a merger or other transaction in which all outstanding shares of Common Stock of the Company are converted into or exchanged for other consideration and is approved by the stockholders of the Company, (iv) transfers to Affiliates of the Buyer in accordance with the terms of this Agreement, provided that such Affiliate agrees to be bound by the terms of this Agreement, or (v) with prior Board approval.

f.

Regulatory Filings. If any direct or indirect acquisition of Company securities by the Buyer that is permitted or contemplated by the Transaction Documents after the date hereof requires any antitrust or other regulatory filings under Applicable Law, then the Buyer and the Company agree to make any such required filings and to cooperate with each other in making any such filings and obtaining and maintaining any related regulatory approvals, consents, authorizations and the expiration or termination of any statutory waiting periods relating thereto, including providing one another any information reasonably required from each other with respect thereto, in each case as promptly as practicable.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL SHARES OF COMMON STOCK UNDER THIS AGREEMENT.

The obligation of the Company hereunder to sell the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Closing Date:

a.	The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company; and

b.

The representations and warranties of the Buyer in this Agreement shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

7.	CONDITIONS TO THE BUYER’S OBLIGATIONS TO PURCHASE SHARES.

The obligation of the Buyer to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Closing Date:

a.	The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;

b.

The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date), the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date and no Material Adverse Effect shall have occurred. The Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect;

c.

The Company shall have delivered to the Buyer: (i) a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within 5 Business Days of the Closing Date, and (ii) a certificate evidencing the good standing of the Company in the State of South Carolina issued by the Secretary of State of the State of South Carolina as of a date within 5 Business Days of the Closing Date;

d.

The Company shall have delivered to the Buyer: (i) a secretary’s certificate executed by the Secretary of the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Buyer and (ii) a written opinion of Wyrick Robbins Yates & Ponton LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Buyer; and

e.	The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware;

f.

The Company shall have obtained any and all consents and waivers from third parties necessary in the reasonable judgment of Buyer for consummation of the transactions contemplated by this Agreement, and any and all authorizations, approvals or permits of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchase Shares pursuant to this Agreement shall be obtained and effective as of the Closing, except for “blue sky” law permits and qualifications that may be properly obtained after such Closing.

8.	CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

a.

“13D Group” means any group of Persons that would be required under Section 13(d) of the Exchange Act to file a statement on Schedule 13D or Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

b.

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

c.

“Applicable Law” collectively means, with respect to any Person, any and all domestic or foreign federal, state or local laws (statutory, common or otherwise), codes, rules, regulations, and governmental, judicial or administrative decrees, orders and decisions that are applicable to such Person, this Agreement, the other Transaction Documents, including the U.S. Gramm-Leach-Bliley Act of 1999, the U.S. Fair Credit Reporting Act of 1970, the Health Insurance Portability and Accountability Act of 1996, the Foreign Corrupt Practices Act of 1977, the U.S. Bank Secrecy Act, orders and guidelines of the Office of Foreign Assets Control and the USA Patriot Act, and any other applicable data protection, privacy, consumer protection or confidentiality laws or regulations (including the rules and regulations of any self-regulatory organization to which such Person or its securities are subject, including all applicable Trading Markets).

d.

“Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

e.

“Buyer Controlled Entity” shall mean an entity of which the Buyer collectively owns or controls, directly or indirectly, not less than a majority of the outstanding voting power entitled to vote in the election of directors of such entity (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

f.	“Buyer Group” means, collectively, Company and its controlled Affiliates, including the Buyer and the Buyer Controlled Entities (other than any director, officer or employee of any of the foregoing).

g.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

h.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that Permitted Convertible Indebtedness, or other debt securities that are or by their terms may be convertible or exchangeable into or for Capital Stock that is not Disqualified Stock, shall not constitute Capital Stock prior to settlement, conversion or exchange thereof.

i.

“Change of Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act but excluding any employee benefit plan of such person or its Subsidiaries and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 50% or more of the ordinary voting power for the election of directors of the Company (determined on a fully diluted basis); (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) a sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; (d) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Capital Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property, other than any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly beneficially owned all classes of the Company’s Capital Stock immediately before such transaction directly or indirectly beneficially own, immediately after such transaction, more than fifty percent (50%) of the voting power of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other; or (e) the occurrence of any “fundamental change” or similar event under any agreement governing Indebtedness.

j.

“Charter Documents” means, collectively, the certificate of incorporation, articles of incorporation, bylaws, certificate of designations or board resolutions establishing the terms of any security, certificate of formation, operating agreement, limited liability company agreement and similar formation or organizational documents of any entity.

k.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

l.

“Company Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each other plan, program, contract, arrangement, agreement or policy relating to stock options, stock purchases, other equity-based compensation, bonus, incentive, deferred compensation, employment, severance, retention, change in control, termination, non-qualified retirement, profit sharing, fringe benefits, disability, medical, life, paid time off, post-employment or retirement benefits, relocation, educational assistance, or other benefits or compensation, in each case sponsored, maintained or contributed to or required to be contributed to by the Company, any of its Subsidiaries or any of their ERISA Affiliates or with respect to which the Company, any of its Subsidiaries or any of their ERISA Affiliates has any liabilities.

m.	“Company Service Provider” means any current or former employee, consultant, independent contractor, officer or director of the Company or any of its Subsidiaries.

n.

“Competing Bid” shall mean an offer by any member of the Buyer Group or any 13D Group to acquire Voting Stock of the Company that, if consummated, would result in a Change of Control of the Company; provided that such offer follows a publicly announced offer by any Person (other than any member of the Buyer Group or any 13D Group) that, if consummated, would result in a Change of Control of the Company.

o.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

p.	“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

q.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the loans mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Company and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

r.

“Environmental Laws” means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

s.	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

t.

“ERISA Affiliate” means any Person that, together with the Company or any of its Subsidiaries, would at any relevant time be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code.

u.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

v.

“Finance Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under U.S. GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with U.S. GAAP.

w.	“FRS Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

x.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

y.

“Governmental Authority”: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and any group or body charged with setting accounting or regulatory capital rules or standards (including the Financial Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision and any successor or similar authority to any of the foregoing.

z.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

aa.

“Indebtedness” means, for any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Finance Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the net obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

bb.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, any (a) copyrights and works of authorship, (b) patents and inventions, (c) trademarks, service marks, trade dress and trade names, together with the goodwill therein or associated therewith, (d) domain names, (e) technology, know-how and processes, any and all source code, and (f) with respect to any of the foregoing, all registrations and applications therefore, all licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

cc.

“Interest Rate Agreement” means with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with such Person’s operations, and (b) not for speculative purposes.

dd.

“Investment” means any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person.

ee.	“Knowledge” means the actual knowledge, after reasonable investigation, of any Responsible Officer.

ff.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any finance lease having substantially the same economic effect as any of the foregoing).

gg.

“Material Adverse Effect” means any effect, change, event, occurrence, development or state of facts that, individually or in the aggregate with all other such effects, changes, events, occurrences, developments or states of fact, has had, or would reasonably be expected to have, (i) a material adverse effect on the legality, validity, or enforceability of any of the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its obligations under any of the Transaction Documents.

hh.

“Materials of Environmental Concern” means any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

ii.	“Obligations” means the unpaid principal of and interest on Indebtedness incurred by the Company or any Subsidiary thereof and all other obligations and liabilities related thereto.

jj.	“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

kk.

“Permitted Convertible Indebtedness” means senior unsecured Indebtedness of Company that (a) as of the date of issuance thereof contains terms, conditions, covenants, conversion or exchange rights, redemption rights and offer to repurchase rights, in each case, as are typical and customary for Indebtedness of such type (in each case, as determined by Company in good faith) and (b) is convertible or exchangeable into shares of common stock of Company (or other securities or property following a merger event, reclassification or other change of the common stock of Company), cash or a combination thereof (such amount of cash determined by reference to the price of Company’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of Company; provided that (i) such Permitted Convertible Indebtedness shall have a stated final maturity no earlier than 91 days after March 3, 2023 and shall not be subject to any conditions that could result in such stated final maturity occurring on a date earlier than 91 days after March 3, 2023 (it being understood that any conversion of such Indebtedness (whether into cash, shares of common stock in Company or any combination thereof), a repurchase of such Indebtedness on account of the occurrence of a “fundamental change” or any redemption of such Indebtedness at the option of Company shall not be deemed to constitute a change in the stated final maturity thereof), (ii) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon any conversion of such Indebtedness (whether into cash, shares of common stock in Company or any combination thereof), the occurrence of an event of default or a “fundamental change” or following Company’s election to redeem such Indebtedness) prior to the date that is 91 days after March 3, 2023, and (iii) such Indebtedness shall include a 30-day customary (as determined by Company in good faith) cure period with respect to any cross-default or cross-acceleration related to the Obligations.

ll.

“Permitted Liens” means any of the following Liens incurred, assumed or suffered upon any Property, whether now owned or hereafter acquired: (a) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary thereof in conformity with U.S. GAAP; (b) carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA); (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company; (f) Liens in existence on the date hereof listed on in Schedule 3(f) in the Schedule of Exceptions and any renewal or extension thereof; provided that (i) no such Lien is spread to cover any additional property after the Closing Date, (ii) the amount of Indebtedness secured or benefitted thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed; (g) Liens securing Indebtedness incurred to finance the acquisition, improvement or construction of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the acquisition, improvement or construction of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (iii) the amount of Indebtedness secured thereby is not increased; (h) any interest or title of a lessor or licensor under any lease or license entered into by the Company or any Subsidiary thereof in the ordinary course of its business and covering only the assets so leased or licensed; (i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, securities, commodities and other funds on deposit in one or more accounts maintained by the Company, in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection; (l) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company, becomes a Subsidiary of the Company, or acquired by the Company; provided that (i) such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment, and (ii) such Liens do not extend to any assets other than those of such Person; (m) the replacement, extension or renewal of any Lien permitted by clause (l) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby; (n) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business; and (o) Liens arising from precautionary UCC financing statements filed under any lease solely covering such leased items.

mm.

“Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

nn.

“Principal Market” means the Nasdaq Global Market; provided however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or either of the OTCQB Marketplace or the OTCQX marketplace of the OTC Markets Group, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

oo.

“Proceeding” means an action, litigation, lawsuit, claim, suit, arbitration, audit, examination, investigation or proceeding (including a partial proceeding, such as a deposition), whether commenced or threatened in writing.

pp.

“Requirement of Law” means, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

qq.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, controller or comptroller of the Company, but in any event, with respect to financial matters, the chief executive officer, the chief financial officer, treasurer, controller or comptroller of the Company.

rr.

“Sanction(s)” means any international economic sanction administered or enforced by the United States government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

ss.	“SEC” means the United States Securities and Exchange Commission.

tt.

“SEC Filings” means all reports, schedules, forms, statements and other documents filed or required to be filed or furnished by the Company with the SEC pursuant to the requirements of the Securities Act or the Exchange Act, including material filed pursuant to Section 13(a) or 15(c) of the Exchange Act, in each case, together with all exhibits, supplements, amendments and schedules thereto, and all documents incorporated by reference therein.

uu.	“Securities Act” means the Securities Act of 1933, as amended.

vv.

“Subsidiary” means any entity (i) the securities or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or (ii) for which the Company directly or indirectly serves as the managing member or general partner.

ww.

“Swap Agreement” means any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement (including without limitation, any Interest Rate Agreement) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company and its Subsidiaries shall be deemed to be a “Swap Agreement.”

xx.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

yy.	“Trading Market” means the over-the-counter market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

zz.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction.

aaa.	“Voting Stock” means shares of Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board.

9.	MISCELLANEOUS.

a.

Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b.

Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

c.	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d.

Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e.

Entire Agreement. This Agreement and the other Transactions Documents supersede all other prior oral or written agreements between the Buyer, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and the Buyer acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

f.

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, South Carolina 29492

Attention: Steve Swad, Chief Financial Officer

Facsimile No.:

Telephone No.:

E-Mail:

With a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Donald R. Reynolds

Facsimile No.:

Telephone No:

E-Mail:

If to the Buyer:

BuildGroup LLC

3500 Jefferson St., Suite 303

Austin, Texas 78731

Attention: Lanham Napier, Chief Executive Officer

Telephone No.:

E-Mail:

With a copy to (which shall not constitute delivery to the Buyer):

BuildGroup LLC

3500 Jefferson St., Suite 303

Austin, Texas 78731

Attention: Kenneth Herz, General Counsel

Telephone No.:

E-Mail:

and

Shearman & Sterling LLP

1460 El Camino Real, Floor 2

Menlo Park, CA 94025

Attention: Christopher Forrester

Telephone No:

E-Mail:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

g.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, which shall not be unreasonably withheld or delayed.

h.

No Third-Party Beneficiaries. Except as expressly set forth in Section 9.g, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.	Survival. The representations, warranties, agreements and covenants contained herein shall not survive the closing of the transactions contemplated hereby and the delivery of the Purchase Shares.

k.

Termination. In the event that the Closing Date shall not have occurred within twenty (20) Business Days of the date of this Agreement, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 above, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 9.k shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 6 and 7 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects. Any termination of this Agreement pursuant to this Section 9.k shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof.

l.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m.

Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by the Company and the Buyer. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

BENEFITFOCUS, INC.

By:	/s/ Stephen M. Swad
Name:	Stephen M. Swad
Title:	Chief Financial Officer

BUYER:

BUILDGROUP, LLC

By: BuildGroup Management, LLC, its investment manager

By:	/s/ A. Lanham Napier
Name:	A. Lanham Napier
Title:	Chief Executive Officer

[Signature Page to Preferred Stock Purchase Agreement]

EXHIBITS

Exhibit A	Form of Certificate of Designations

Exhibit B	Form of Registration Rights Agreement

Exhibit C	Form of Voting Agreement

EXHIBIT A

Form of Certificate of Designations

Exhibit A

Benefitfocus, Inc.

Certificate of Designations

Series A Convertible Preferred Stock

On [●], 2020, the Board of Directors of Benefitfocus, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, one million seven hundred seventy seven thousand seven hundred seventy eight (1,777,778) authorized shares of a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Company’s Certificate of Incorporation and Bylaws each as currently in effect, and applicable law, a series of preferred stock of the Company titled the “Series A Convertible Preferred Stock,” and having a par value of $0.001 per share and an initial number of authorized shares equal to one million seven hundred seventy seven thousand seven hundred seventy eight (1,777,778), is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

SECTION 1. DEFINITIONS.

“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person.

“Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Restated Certificate of Incorporation, as the same may be further amended, supplemented or restated.

“Change of Control” means any of the following events:

(a)

a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its wholly owned Subsidiaries or a Holder (together with its Affiliates), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s Capital Stock representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding Capital Stock; or

(b)

the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Capital Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) shares of the Company’s Capital Stock representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding Capital Stock immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of the voting power of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Redemption” means the redemption of any share of Convertible Preferred Stock by the Company pursuant to Section 6(h).

“Change of Control Redemption Date” means the date fixed, pursuant to Section 6(h), for the redemption of any share of Convertible Preferred Stock by the Company pursuant to a Change of Control Redemption.

“Change of Control Redemption Notice” has the meaning set forth in Section 6(i).

“Change of Control Redemption Notice Date” means the date on which the Change of Control Redemption Notice is delivered.

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“Change of Control Redemption Price” means the cash price payable by the Company to redeem any share of Convertible Preferred Stock upon its Change of Control Redemption, calculated pursuant to Section 6(h).

“Close of Business” means 5:00 p.m., Charleston, South Carolina time.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Common Stock Participating Dividend” has the meaning set forth in Section 4(b).

“Company” has the meaning set forth in the preamble.

“Company Redemption” has the meaning set forth in Section 6(a).

“Company Redemption Date” means the date fixed, pursuant to Section 6(c), for the settlement of the redemption of the Convertible Preferred Stock by the Company pursuant to a Company Redemption.

“Company Redemption Notice” has the meaning set forth in Section 6(e).

“Company Redemption Notice Date” means, with respect to a Company Redemption of the Convertible Preferred Stock, the date on which the Company sends the related Company Redemption Notice pursuant to Section 6(e).

“Company Redemption Price” means the consideration payable by the Company to redeem any share of Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 6(d).

“Company Redemption Price Premium” means One Hundred Five Percent (105%).

“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.

“Conversion” means the conversion of the Convertible Preferred Stock pursuant to Section 8 hereof.

“Conversion Consideration” means, with respect to the conversion of any share of Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 8.

“Conversion Date” means, with respect to the Conversion of any share of Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 8(c)(i) for such conversion are satisfied.

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“Conversion Price” means $15.00 per share, subject to adjustment for stock splits, recapitalizations and the like as set forth in Section 8(e).

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any share of Convertible Preferred Stock.

“Depositary” means The Depository Trust Company or its successor.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Holder” means a person in whose name any share of Convertible Preferred Stock is registered in the Register.

“Initial Issue Date” means [•], 2020.

“Initial Stated Value” means forty-five dollars ($45.00) per share of Convertible Preferred Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such

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Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects in good faith.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller or the Secretary of the Company.

“Open of Business” means 9:00 a.m., Charleston, South Carolina time.

“Ownership Limitation” has the meaning set forth in Section 8(f)(i).

“Participating Dividend” has the meaning set forth in Section 4(b).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Preferred Stock Directors” has the meaning set forth in Section 7(a)(i).

“Preferred Stock Director Designation Right Condition” has the meaning set forth in Section 7(a)(i).

“Principal Market” means the Nasdaq Global Market; provided, however, that in the event the Company’s Common Stock is ever listed or traded on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Capital Market, the OTC Bulletin Board or either of the OTCQB Marketplace or the OTCQX marketplace of the OTC Markets Group, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

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“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” means a Company Redemption or a Change of Control Redemption.

“Redemption Notice Date” means a Change of Control Redemption Date or Company Redemption Date, as applicable.

“Register” has the meaning set forth in Section 3(e).

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31st, June 30th, September 30th, and December 31st of each year, beginning on June 30, 2020 (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means eight percent (8.0%) per annum.

“Regular Dividends” has the meaning set forth in Section 4(a)(i).

“Requisite Stockholder Approval” means any stockholder approval contemplated by NASDAQ Listing Standard Rule 5635 with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock in contravention of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Stock Market, any such stockholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock in shares of Common Stock without regard to Section 8(f).

“Stated Value” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Stated Value per share of Convertible Preferred Stock as adjusted for any stock splits, stock dividends, recapitalizations or similar transactions with respect to the Convertible Preferred Stock as set forth in Section 8(e) and, if applicable, as adjusted pursuant to Section 4.

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

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“Transfer Agent” means the Company or its successor or assignee in that capacity.

SECTION 2. RULES OF CONSTRUCTION. For purposes of this Certificate of Designations:

(a) “or” is not exclusive;

(b) “will” expresses a command;

(c) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(d) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(e) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(f) “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise; and

(g) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise.

SECTION 3. THE CONVERTIBLE PREFERRED STOCK.

(a) Designation; Par Value. A series of stock of the Company titled the “Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.001 per share.

(b) Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is one million seven hundred seventy seven thousand seven hundred seventy eight (1,777,778).

(c) Form, Dating and Certificates.

(i) Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any share of Convertible Preferred Stock may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

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(ii) Certificates.

(1) Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Physical Certificates. Physical Certificates may be exchanged for Electronic Certificates, and Electronic Certificates may be exchanged for Physical Certificates upon request by the Holder thereof pursuant to customary procedures.

(2) Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; and (B) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii) No Bearer Certificates. The Convertible Preferred Stock will be issued only in registered form.

(d) Method of Payment; Delay When Payment Date is Not a Business Day.

(i) Method of Payment. The Company will pay all cash amounts due on any share of Convertible Preferred Stock (whether by reason of an accrued dividend, as a result of a liquidation, by reason of the Ownership Limitation, or otherwise) by check issued in the name of the Holder thereof; provided, however, that if such Holder has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the date that is fifteen (15) calendar days immediately prior to the Regular Dividend Payment Date in the case of Regular Dividends, and the related Record Date with respect to Participating Dividends; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due. For the avoidance of doubt, any wire instructions provided by a Holder to the Company pursuant to this Section 3(d)(i) shall remain in full force and effect for any future payments to be made to such Holder until a revocation notice of such wire instructions is provided by such Holder to the Company in writing.

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(ii) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any share of Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no additional interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(e) Transfer Agent; Register. The Company or any of its Subsidiaries may act as the Transfer Agent. The Company will, or will retain another Person (who may be the Transfer Agent) to act as registrar, who will keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and Conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(f) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i) Provisions Applicable to All Transfers and Exchanges.

(1) Generally. Subject to this Section 3(f), shares of Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, and the Company, or any other Person retained by the Company to act as registrar, will cause each such transfer or exchange to be recorded in the Register.

(2) No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any share of Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of shares of Convertible Preferred Stock, provided, that for the avoidance of doubt, any transfer tax or similar governmental charge that may be imposed with any conversion of .shares of Convertible Preferred Stock shall be governed pursuant to Section 9(d) herein.

(3) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any share of Convertible Preferred Stock as well as the delivery of all documentation reasonably required by the Transfer Agent or the Company in order to effect any transfer or exchange, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the fifth (5th) Business Day after the date of such satisfaction.

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(ii) Transfers of Shares Subject to Redemption or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)	that has been surrendered for Conversion; or

(2)	that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price, as applicable, when due.

(g) Outstanding Shares.

(i) Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation; (2) paid in full upon their conversion or redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to Section 3(g)(ii).

(ii) Shares to Be Converted. If any share of Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 8 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 4(c)); (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 8 (and, if applicable, declared Dividends as provided in Section 4(c)).

Section 4. DIVIDENDS.

(a) Generally.

(i) Regular Dividends.

(1) Accumulation and Payment of Regular Dividends. Each share of Convertible Preferred Stock will accrue dividends quarterly in arrears at a rate per annum equal to the Regular Dividend Rate on the Stated Value with respect to such share deemed to be in effect commencing on the day immediately following the most recent Regular Dividend Payment Date, regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 4, such Regular Dividends will be payable in cash on each Regular Dividend Payment Date, provided, that if not paid in cash by the respective Regular Dividend

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Payment Date, such accrued Regular Dividends will be deemed to have been paid in kind, and the Stated Value with respect to each share of Preferred Stock shall be increased as of the applicable Regular Dividend Payment Date by an amount equal to the accrued but unpaid Regular Dividend with respect thereto for the immediately prior Regular Dividend Period (or, if there is not a preceding Regular Dividend Payment Date as to which such share of Convertible Preferred Stock was outstanding, on the Initial Stated Value of each such share of Convertible Preferred Stock). Accrued Regular Dividends will be computed on the basis of a 360-day year.

(b) Participating Dividends. No dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on each outstanding share of Convertible Preferred Stock (such a dividend or distribution on such share of Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 8 but without regard to Section 8(d)(ii) and Section 8(f)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(c) Treatment of Dividends Upon Redemption or Conversion. If the Redemption Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption or Conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share in cash; provided, that to the extent such dividend is not paid in cash, the amount of such dividend shall be added to the Stated Value with respect to such share in effect on such Redemption Date or Conversion Date. Except as provided in this Section 4(c) or Section 6(d), Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Redemption Date or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Redemption Price or Conversion Consideration, as applicable.

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Section 5. RIGHTS UPON LIQUIDATION, DISSOLUTION OR WINDING UP.

(a) Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors and the Change of Control Redemption required by Section 6(g) below, each share, or fraction thereof, of Convertible Preferred Stock, as applicable, will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, the Common Stock:

(i) the sum of:

(1) the Stated Value per share (or fraction thereof) of Convertible Preferred Stock; and

(2) all unpaid Regular Dividends that will have accumulated on such share (or fraction thereof) from the immediately preceding Regular Dividend Payment Date to, but excluding, the date of such payment; or

(ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable (determined in accordance with Section 8 but without regard to Section 8(d)(ii) and Section 8(f)) upon conversion of such share (or fraction thereof) of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock, then, subject to the rights of any of the Company’s creditors, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b) Certain Business Combination Transactions Deemed to Be a Liquidation. For purposes of Section 5(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will constitute the Company’s liquidation, dissolution or winding up.

SECTION 6. RIGHT OF THE COMPANY TO REDEEM THE CONVERTIBLE PREFERRED STOCK.

(a) Right to Redeem. Subject to the terms of this Section 6, the Company has the right, at its election, to redeem, subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 8 after receipt of the Company Redemption Notice but prior to such redemption, all, or any number of shares or fraction thereof that is less than all, of the Convertible Preferred Stock, at any time and from time to time, on a Company Redemption Date, for a cash purchase price equal to the Company Redemption Price (such redemption, a “Company Redemption”).

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(b) Redemption Prohibited in Certain Circumstances. The Company will not call for Company Redemption, or otherwise send a Company Redemption Notice in respect of the Company Redemption of, any share of Convertible Preferred Stock pursuant to this Section 6 unless (i) the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Company Redemption Price in cash in respect of all shares of Convertible Preferred Stock called for Company Redemption and (ii) the Last Reported Sale Price of the Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides a Company Redemption Notice in accordance with Section 6(e).

(c) Company Redemption Date. The Company Redemption Date for any Company Redemption will be a Business Day of the Company’s choosing that is no less than thirty (30) calendar days after the Company Redemption Notice Date for such Company Redemption, but in no event prior to the fourth year anniversary of the Initial Issue Date.

(d) Company Redemption Price. The Company Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Company Redemption is an amount in cash equal to (1) the product of (x) the Company Redemption Price Premium and (y) the Initial Stated Value of such share at the Close of Business on the Company Redemption Date for such Redemption plus (2) the difference between the Stated Value then in effect with respect to such share and the Initial Stated Value, if any, plus (3) accumulated and unpaid Regular Dividends on such share from the immediately preceding Regular Dividend Payment Date to, but excluding, such Company Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in the Stated Value set forth in subclause (2) above). In the event of any fractional shares, the Company Redemption Price shall be calculated on a pro rata basis.

(e) Company Redemption Notice. To call any share of Convertible Preferred Stock for Company Redemption, the Company must send to the Holder of such share a notice of such Company Redemption (a “Company Redemption Notice”). Such Company Redemption Notice must state:

(1) that such share has been called for Company Redemption, briefly describing the Company’s Company Redemption right under this Certificate of Designations;

(2) the Company Redemption Date for such Company Redemption;

(3) the Company Redemption Price per share of Convertible Preferred Stock;

(4) if the Company Redemption Date is after a Record Date and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 4(c);

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(5) that such share of Convertible Preferred Stock called for Company Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Company Redemption Date (or, if the Company fails to pay the Company Redemption Price due on such Company Redemption Date in full, at any time until such time as the Company pays such Company Redemption Price in full);

(6) the Conversion Price in effect with respect to such share on the Company Redemption Notice Date for such Company Redemption; and

(7) the CUSIP numbers, if any, of the Convertible Preferred Stock.

(f) Selection and Conversion of Convertible Preferred Stock Subject to Partial Redemption. If less than all shares of Convertible Preferred Stock then outstanding are called for Company Redemption, then:

(1) the shares of Convertible Preferred Stock to be subject to such Company Redemption will be redeemed by the Company pro rata; and

(2) if only a portion of the Convertible Preferred Stock is called for Company Redemption and a portion of such Convertible Preferred Stock is converted, then the converted portion of such Convertible Preferred Stock will be deemed to be from the portion of such Convertible Preferred Stock that was called for Company Redemption.

(g) Payment of the Company Redemption Price. Subject to Section 4(c), the Company will cause the Company Redemption Price for each share of Convertible Preferred Stock subject to Company Redemption to be paid to the Holder thereof on or before the applicable Company Redemption Date.

(h) Redemption of Convertible Preferred Stock upon a Change of Control. Subject to the other terms of this Section 6, if a Change of Control occurs, then the Company will redeem, contingent upon and contemporaneously with the consummation of the Change of Control, but subject to the right of the Holders to convert the Convertible Preferred Stock pursuant to Section 8 after receipt of the Change of Control Redemption Notice but prior to such redemption, all of the Convertible Preferred Stock on the Change of Control Redemption Date for such Change of Control for a cash purchase price equal to the Change of Control Redemption Price. The Change of Control Redemption Date for any Change of Control will be the effective date of the Change of Control and Change of Control Redemption Price for any share of Convertible Preferred Stock to be redeemed upon a Change of Control Redemption following a Change of Control is an amount in cash equal to the greater of (x) the sum of (1) One Hundred and Five Percent (105%) of the Initial Stated Value of such share at the Close of Business on the Change of Control Redemption Date for such Change of Control plus (2) the difference between the Stated Value then in effect with respect to such share and the Initial Stated Value, if any, plus (3) accumulated and unpaid Regular Dividends on such share from the immediately preceding Regular Dividend Payment Date to, but excluding, such Change of Control Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in the Stated Value set forth in subclause (2) above) and (y) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of

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Convertible Preferred Stock (determined in accordance with Section 8 but without regard to Section 8(d)(ii) and Section 8(f)) assuming the Conversion Date of such conversion occurs on the date of such payment. The Company will cause the Change of Control Redemption Price for each share of Convertible Preferred Stock to be redeemed pursuant to a Change of Control Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Redemption Date and (ii) the date such share is tendered to the Transfer Agent or the Company.

(i)

Change of Control Redemption Notice. On or before the twentieth (20th) Business Day before the effective date of a Change of Control, the Company shall send to each Holder a notice of such Change of Control (a “Change of Control Redemption Notice”) containing the information set forth in this Section 6(i). Such Change of Control Redemption Notice must state: (1) a brief description of the events causing such Change of Control; (2) the effective date of such Change of Control; (3) the Change of Control Redemption Date for such Change of Control; (4) the Change of Control Redemption Price per share of Convertible Preferred Stock; (5) if the Change of Control Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 4(c); (6) the Conversion Price in effect on the date of such Change of Control Redemption Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Change of Control; and (7) that shares of Convertible Preferred Stock for which a Change of Control Redemption Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Redemption Price. If the underlying Change of Control has been terminated or cancelled and the Company has delivered a Change of Control Redemption Notice with respect to any share(s) of the Convertible Preferred Stock, the Company shall withdraw such Change of Control Redemption Notice by delivering a written notice of withdrawal to the Holders at any time before the Close of Business on Change of Control Redemption Date. Such withdrawal notice must state: (1) if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificates(s); and (2) the number of shares of Convertible Preferred Stock to be withdrawn, which, for the avoidance of doubt, shall be no less than all of the outstanding shares of Convertible Preferred Stock.

SECTION 7. VOTING RIGHTS. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 7 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a) Right to Designate Directors.

(i) Generally. For so long as not less than 60% of the shares of Convertible Preferred Stock originally issued remain outstanding (the “Preferred Stock Director Designation Right Condition”), the holders of a majority of the then outstanding shares of Convertible Preferred Stock, voting together as a single class, shall have the right at any election of directors to elect (A) two (2) of the

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authorized directors on the Board of Directors of the corporation if the authorized number of directors on the Board of Directors is nine (9) directors or fewer, or (B) three (3) of the authorized directors on the Board of Directors if the authorized number of directors on the Board of Directors is ten (10) directors (the “Preferred Stock Directors”).

(ii) Removal of the Preferred Stock Directors. At any time, a Preferred Stock Director may be removed with or without cause only by the affirmative vote or written consent of a majority of the holders of Convertible Preferred Stock entitled to elect such director.

(iii) The Right to Call A Special Meeting to Elect Preferred Stock Directors. At all times when the Preferred Stock Director Designation Right Condition is satisfied, the Holders representing at least twenty five percent (25%) of the voting power of the Convertible Preferred Stock will have the right to call a special meeting of stockholders for the election of Preferred Stock Directors (including an election to fill any vacancy in the office of Preferred Stock Directors). Such right may be exercised by written notice, executed by such Holders delivered to the Company at its principal executive offices. Notwithstanding anything to the contrary in this Section 7(a)(iii), if the Company’s next annual or special meeting of stockholders is scheduled to occur within ninety (90) days after such right is exercised, and the Company is otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

(b) Voting.

(i) Generally. The Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 8(d), including Section 8(d)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all matters to be submitted to a vote of the stockholders in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, the voting rights set forth in this Section 7(b) will be limited or eliminated, as applicable, to the same extent to which the right to convert the Convertible Preferred Stock is limited or eliminated pursuant to Section 8(f).

(ii) As a Separate Class. While any share of Convertible Preferred Stock is outstanding, each following event by the Company will require, and cannot be effected without, the affirmative vote or consent of Holders, representing a majority of the outstanding shares of Convertible Preferred Stock, if any:

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(1) effect any authorization, creation, or issuance of (or any obligation to authorize, create, or issue) any securities of the Company having rights, preferences, or privileges senior to or on a parity with any of the rights, preferences, or privileges of the Convertible Preferred Stock, whether by merger, reclassification or otherwise;

(2) effect any alteration, repeal, change, or amendment of the rights, privileges, or preferences of the Convertible Preferred Stock;

(3) amend, modify, or repeal any provision of the Company’s Certificate of Incorporation (including this Certificate of Designations) or bylaws in a manner adverse to the Convertible Preferred Stock;

(4) effect any change in the authorized number of directors of the Company to a number greater than ten (10);

(5) effect any transactions between the Company, on the one hand, and any of its Affiliates, on the other hand (excluding (A) any transaction between the Company and any of its Subsidiaries, (B) any compensation that has been approved by the Compensation Committee (or any successor committee) of the Board of Directors, or (C) any transaction approved by either the Audit Committee (or any successor committee) of the Board of Directors or by a majority of the directors who do not have an interest adverse to the Company in the relevant transaction);

(6) except as provided herein, declare or pay dividends or make any distribution with respect to any Capital Stock of the Company at any time the Company has any indebtedness outstanding;

(7) incur any indebtedness (including any existing indebtedness as of the filing date of this Certificate of Designations) in excess of $500 million (it being understood that lease obligations are not considered indebtedness for purposes hereof), or encumber or grant a security interest in all or substantially all of the assets of the Company in connection with any such indebtedness of the Company, excepting such security interests existing on the date of the filing of this Certificate of Designations; or

(8) agree or consent to any of the actions prohibited by this Section 7(b)(ii);

Section 8. CONVERSION.

(a) Generally. The Convertible Preferred Stock may be converted only pursuant to the provisions of this Section 8.

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(b) Conversion at the Option of the Holders.

(i) Conversion Right; When Shares May Be Submitted for Conversion. Holders will have the right to submit all, or any number of shares or fraction thereof that is less than all, of their shares of Convertible Preferred Stock for Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations, shares of Convertible Preferred Stock that are called for (a) Company Redemption may not be submitted for Conversion after the Close of Business on the Business Day immediately before the related Company Redemption Date or (b) Change of Control Redemption may not be submitted for Conversion after the Close of Business on the Business Day immediately before the related Change of Control Redemption Date; provided, that, in either case, if the Company fails to pay the Company Redemption Price or the Change of Control Redemption Price (as applicable) due on such Company Redemption Date or Change of Control Redemption Date (as applicable) in full, Holders shall have the right to submit such shares of Convertible Preferred Stock called for Company redemption for Conversion at any time until such time as the Company pays such Company Redemption Price or Change of Control Redemption Price (as applicable) in full.

(ii) A Holder delivering a conversion notice hereunder may specify in such conversion notice that its election to effect such conversion is contingent upon the consummation of a Change of Control, in which case such Conversion shall not occur until such time as such Change of Control has been consummated, and if such Change of Control is terminated or cancelled, such conversion notice shall be deemed to be duly withdrawn. For the avoidance of doubt, any such contingent Conversion shall occur prior to the Change of Control Redemption that would have otherwise been effected in connection with such Change of Control.

(c) Conversion Procedures.

(i) Requirements for Holders to Exercise Conversion Right.

(1) Generally. To convert any share or fraction thereof of Convertible Preferred Stock, the Holder of such share must (w) complete, sign and deliver to the Company a conversion notice; (x) deliver any Physical Certificate(s) representing such Convertible Preferred Stock to the Company (at which time, subject to Section 8(b)(ii), such Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes required pursuant to Section 9(d).

(2) Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(ii) Treatment of Accumulated Regular Dividends upon Conversion.

(1) No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 4(a) and 8(d)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any share of Convertible Preferred Stock being converted.

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(2) Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 4(c) notwithstanding such conversion. In the event of any fractional shares, such Dividends shall be calculated on a pro rata basis.

(iii) When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any share of Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(d) Settlement upon Conversion.

(i) Generally. Subject to Section 4(c), Section 8(d)(ii), Section 8(f) and Section 10(b), the number of shares due upon settlement of the conversion of each share (or fraction thereof) of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Stated Value of such share (or fraction thereof) of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion and (y) an amount equal to accumulated and unpaid Regular Dividends on such share (or fraction thereof) of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Stated Value referred to in the preceding clause (x)); by (II) the Conversion Price. By way of example, on the Initial Issue Date, each share of Convertible Preferred Stock shall convert into three (3) shares of Common Stock.

(ii) Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 10(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any share of Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash in lieu of any fractional shares of Common Stock resulting from the calculation described in clause (d)(i) above.

(iii) Delivery of Conversion Consideration. The Company will pay or deliver, as applicable, the cash or Conversion Shares due upon conversion of any share of Convertible Preferred Stock on or before the fifth (5th Business Day immediately after the Conversion Date for such conversion.

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(e) Conversion Price Adjustments.

(i) Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time if the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock, then the Conversion Price will be adjusted based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 8(e)(i) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any share of Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such share of Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan.

(iii) Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 8(e)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

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(iv) Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 8(e)(i), the Company will, as soon as reasonably practicable, but in no event later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(f) Restriction on Conversions.

(i)

Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, or is not, in the opinion of counsel to the corporation, required, no shares of Common Stock will be issued or delivered upon conversion of any share of Convertible Preferred Stock of any Holder, and no share of Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the then-outstanding shares of Common Stock (the restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. If any Conversion Consideration otherwise due upon the conversion of any share of Convertible Preferred Stock is not delivered as a result of the Ownership Limitation, then the Company shall pay all such amounts in cash to the Holder in accordance with the procedures set forth in Section 3(d) above. Any purported delivery of shares of Common Stock upon conversion of any share of Convertible Preferred Stock will be void and have no effect to the extent, and only to the extent, that such delivery would contravene the Ownership Limitation. The satisfaction, by a Holder of any share of Convertible Preferred Stock, of the requirements set forth in Section 8(c)(i) to convert such Convertible Preferred Stock will be deemed to be a representation, by such Holder to the Company, that the settlement of such conversion in full and without regard to this Section 8(f)(i) will not contravene the Ownership Limitation.

(ii)

Covenant to Seek the Requisite Stockholder Approval. The Company will use its reasonable best efforts to obtain, at the next meeting of its stockholders held following its Annual Meeting of Stockholders in 2020, but in no event later than July 1, 2021, the Requisite Stockholder Approval, including by endorsing its approval in the related proxy materials. The Company will promptly notify the Holders if the Requisite Stockholder Approval is obtained.

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SECTION 9. CERTAIN PROVISIONS RELATING TO THE ISSUANCE OF COMMON STOCK.

(a) Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 8(e)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b) Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c) Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of any share of Convertible Preferred Stock will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(d) Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

SECTION 10. CALCULATIONS.

(a) Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, Stated Value and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

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(b) Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

(c) Fractional Shares. Any calculation with respect to Dividends on, Redemption of or Conversion of any fractional shares shall be made on a pro rata basis.

SECTION 11. NOTICES. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt from the recipient, in the case of e-mail), or sent by nationally recognized overnight courier service to the Holder’s respective addresses shown on the Register. Notwithstanding anything in the Certificate of Designations to the contrary, any defect in the delivery of any such notice or communication will not impair or affect the validity of such notice or communication and the failure to give any such notice or communication to all the Holders will not impair or affect the validity of such notice or communication to whom such notice is sent.

SECTION 12. NO OTHER RIGHTS. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

BENEFITFOCUS, INC.

By:
Name: [__________]
Title: [__________]

[Signature Page to Certificate of Designations]

EXHIBIT B

Form of Registration Rights Agreement

Exhibit B

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2020, by and between Benefitfocus, Inc., a Delaware corporation (the “Company”), and BuildGroup LLC (the “Buyer”).

RECITALS

A.

Upon the terms and subject to the conditions of the Purchase Agreement (as defined below), the Company has agreed to issue to the Buyer, and the Buyer has agreed to purchase from the Company, 1,777,778 shares of Preferred Stock (as defined below) (the “Purchase Shares”).

B.

To induce the Buyer to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights with respect to the Purchase Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

C.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. DEFINITIONS.

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a.

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

b.	“Common Stock” means the common stock of the Company, par value $0.001 per share.

c.	“Conversion Shares” means any shares of Common Stock issued or issuable upon the conversion of Preferred Stock.

d.

“Person” means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

e.	“Preferred Stock” means the Series A convertible preferred stock of the Company, par value $0.001 per share.

f.

“Prospectus” means the base prospectus, including all documents incorporated therein by reference, included in any Registration Statement (as hereinafter defined), as it may be supplemented by a prospectus supplement, together with any then-issued “issuer free writing prospectus(es),” as defined in Rule 433 of the Securities Act, relating to the Registrable Securities.

g.	“Purchase Agreement” means the Preferred Stock Purchase Agreement by and between the parties hereto, dated as of the date hereof.

h.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

i.

“Registrable Securities” means the Conversion Shares and any shares of capital stock issued or issuable with respect to the Purchase Shares as a result of any stock split, stock dividend, recapitalization, reclassification, merger, consolidation, exchange or similar event.

j.	“Registration Statement” means one or more registration statements of the Company covering the sale of the Registrable Securities.

2. REGISTRATION.

a.

Mandatory Registration. The Company shall, within thirty (30) calendar days from the date of the Purchase Agreement, prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities so as to permit the resale of such Registrable Securities by the Buyer, including but not limited to under Rule 415 under the Securities Act (“Rule 415”). Each Registration Statement filed hereunder shall be on Form S-3, or if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities. The Buyer and its counsel shall have had a reasonable opportunity to review and comment upon such Registration Statement or any amendment to such Registration Statement and any related prospectus prior to its filing with the SEC. The Buyer shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to (a) cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, and (b) if applicable, keep the Registration Statement effective pursuant to Rule 415 and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date on which the Buyer shall have sold, either publicly pursuant to the Registration Statement or pursuant to Rule 144 under the Securities Act (“Rule 144”), all the Registrable Securities, or (ii) the date on which the Buyer can sell all of its Registrable Securities under Rule 144 without restriction during any ninety (90) day period (collectively, the “Registration Period”). When effective, each Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

b.

Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, a prospectus, including any amendments or prospectus supplements thereto, to be used in connection with sales of the Registrable Securities under any Registration Statement. The Buyer and its counsel shall have five (5) business days to review and comment upon such prospectus prior to its filing with the SEC, and the Company shall give due consideration to all such comments. If the Buyer has comments on such prospectus, the Buyer shall use its reasonable best efforts to provide such comments within five (5) business days from the date the Buyer receives the final version of such prospectus.

c.

Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement filed by the Company pursuant to Section 1(a) (the “Initial Registration Statement”) is insufficient to cover all of the Registrable Securities outstanding from time to time, the Company shall amend the Initial Registration Statement or file a new Registration Statement (a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than ten (10) business days after the necessity therefor arises and the Company’s financial statements as filed with the SEC are current as would be required by such New Registration Statement, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof.

3. RELATED OBLIGATIONS.

With respect to any Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2(a), the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

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a.

The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and any prospectus used in connection with such Registration Statement, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, subject to Permitted Delays (as defined below) and Section 3(e) hereof and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. Should the Company file a post-effective amendment to any Registration Statement, the Company will use its reasonable best efforts to have such filing declared effective by the SEC within thirty (30) consecutive business days following the date of filing, which such period shall be extended for an additional thirty (30) business days if the Company receives a comment letter from the SEC in connection therewith. If, beyond normal quarterly closed trading windows under the Company’s Insider Trading Policy, as amended from time to time, there is (i) material non-public information regarding the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose or (ii) a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under a Registration Statement, then the Company may postpone or suspend filing or effectiveness of such Registration Statement or use of the prospectus under such Registration Statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation under this Section 3(a) for more than sixty (60) days in the aggregate during any twelve (12) month period (each, a “Permitted Delay”).

b.

The Company shall submit to the Buyer for review and comment any disclosure in any Registration Statement, and all amendments and supplements thereto, containing information provided by the Buyer for inclusion in such document and any descriptions or disclosure regarding the Buyer, the Purchase Agreement, including the transaction contemplated thereby, or this Agreement at least five (5) business days prior to their filing with the SEC, and not file any document in a form to which any of the Buyer reasonably and timely objects. Upon request of the Buyer, the Company shall provide to the Buyer all disclosure in any Registration Statement and all amendments and supplements thereto, at least five (5) business days prior to their filing with the SEC, and not file any document in a form to which the Buyer reasonably and timely objects. If the Buyer has comments on any Registration Statement and any amendments or supplements thereto, the Buyer shall use its reasonable best efforts to comment thereon within five (5) business days from the date the Buyer receives the final version thereof. The Company shall furnish to the Buyer, without charge, any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, except if such notice and the contents thereof shall be deemed to constitute material non-public information.

c.

The Company shall furnish to the Buyer, (i) promptly after the same is prepared and filed with the SEC, at least one copy of any Registration Statement and any amendment(s) thereto, including all financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any amendment(s) to a Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Buyer may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as a Buyer may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Buyer. The filing by the Company of any Registration Statement and Prospectus and any amendment or supplement thereto with the SEC shall be deemed to be delivery to the Buyer under this Section 3(c).

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d.

The Company shall use reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification is available, the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Buyer reasonably requests, (ii) subject to Permitted Delays, prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Buyer or any transferee permitted by Section 9 who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

e.

As promptly as reasonably practicable after becoming aware of such event or facts, the Company shall notify the Buyer in writing (a) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (b) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and prospectus or for additional information after such Registration Statement has become effective, (c) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (e) of the filing of a post-effective amendment to such Registration Statement, or (f) if the Company has determined that the Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As promptly as reasonably practical (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of premature disclosure of such event or facts) prepare a prospectus supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, upon the Buyer’s request, deliver a copy of such prospectus supplement or amendment to the Buyer. In providing this notice to the Buyer, the Company shall not include any other information about the facts underlying the Company’s determination and shall not in any way communicate any material nonpublic information about the Company or the Common Stock to the Buyer. The Company shall also promptly notify the Buyer in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Buyer by facsimile or e-mail on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. In no event shall the delivery of a notice under this Section 3(e), or the resulting unavailability of a Registration Statement, without regard to its duration, for disposition of securities by the Buyer be considered a breach by the Company of its obligations under this Agreement.

f.

The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practical time and to notify the Buyer of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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g.

The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities if the Principal Market (as such term is defined in the Purchase Agreement) is an automated quotation system. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

h.

The Company shall cooperate with the Buyer to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities disposed of pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts as the Buyer may reasonably request and registered in such names as the Buyer may request.

i.

If reasonably requested by the Buyer, the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment to any Registration Statement such information as the Buyer believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as promptly as practicable once notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement (including by means of any document incorporated therein by reference).

j.

The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

k.

If reasonably requested by the Buyer at any time, the Company shall deliver to the Buyer a written confirmation from the Company’s counsel of whether or not the effectiveness of any Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of all of the Registrable Securities.

l.	The Company agrees to take all other actions reasonably requested by Buyer to expedite and facilitate disposition by the Buyer of Registrable Securities pursuant to any Registration Statement.

4. OBLIGATIONS OF THE BUYER.

a.

The Buyer will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as reasonably requested by the Company in order to effect the registration of such Registrable Securities. The Company shall notify the Buyer in writing of any other information the Company reasonably requires from the Buyer in connection with any Registration Statement hereunder. The Buyer will as promptly as practicable notify the Company of any material change in that information, other than changes in its ownership of Common Stock, unless such ownership information is reasonably requested by the Company to amend or supplement any Registration Statement or Prospectus.

b.

The Buyer agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement hereunder.

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5. EXPENSES OF REGISTRATION.

All reasonable expenses of the Company, other than sales or brokerage commissions incurred by the Buyer, including fees and disbursements of one counsel for the Buyer (not to exceed $25,000), incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6. INDEMNIFICATION.

a.

To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Buyer, each Person, if any, who controls the Buyer, the members, the directors, officers, partners, employees, agents, representatives of the Buyer and each Person, if any, who controls the Buyer within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the prior consent of the Company, such consent not to be unreasonably withheld) or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement, final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to any Registration Statement, or (iii) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Buyer furnished in writing to the Company by the Buyer or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, Prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (C) shall not be available to the extent such Claim is based on a failure of the Buyer to deliver, or to cause to be delivered, the prospectus made available by the Company, if such prospectus was theretofore made available by the Company pursuant to Section 3(c) or Section 3(e); and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 9.

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b.

In connection with any Registration Statement or Prospectus, the Buyer and any transferee permitted by Section 9, severally and not jointly, agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signed such Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Buyer provided by the Buyer and furnished to the Company by the Buyer expressly for inclusion in such Registration Statement (which, for the avoidance of doubt, shall consist solely of the name of the Buyer, the number of shares to be sold pursuant to such Registration Statement, and the expected plan of distribution) or from the failure of the Buyer to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and, subject to Section 6(d), the Buyer will reimburse any legal or other expenses reasonably incurred by it in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, however, that the Buyer shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net amount of proceeds actually received by the Buyer as a result of the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 9.

c.

Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or

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proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.

The indemnification required by this Section 6 shall be made by payments at least as frequently as every thirty (30) days of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) as promptly as practicable to the person making it.

e.

The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds actually received by such seller from the sale of such Registrable Securities.

8. REPORTS AND DISCLOSURE UNDER THE SECURITIES ACT

With a view to making available to the Buyer the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Buyer to sell securities of the Company to the public without registration, the Company agrees, at the Company’s sole expense, to:

a.	use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

b.

use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required to satisfy the current public information requirements of Rule 144;

c.

furnish to the Buyer so long as the Buyer owns Registrable Securities, as promptly as practicable at Buyer’s request, (i) a written statement by the Company that it has complied in all material respects with the requirements of Rule 144(c)(1)(i) and (ii), and (ii) such other information, if any, as may be reasonably requested to permit the Buyer to sell such securities pursuant to Rule 144 without registration; and

8

d.

take such additional action as is reasonably requested by the Buyer to enable the Buyer to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Buyer and otherwise provide reasonable cooperation to the Buyer and the Buyer’s broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that Buyer shall, whether or not it is pursuing any remedies at law, be entitled to seek equitable relief in the form of a preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers holding a majority of the Registrable Securities; provided, however, that the Company may assign this Agreement at any time in connection with the sale or acquisition of the Company, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, without the consent of the Buyer, provided that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. The Buyer may assign its rights under this Agreement to any transferee or holder of the Registrable Securities without the prior written consent of the Company; provided that such transferee or holder of the Registrable Securities executes and delivers an additional counterpart signature page to this Agreement, and thereafter such transferee or holder shall be deemed a “Buyer” and a party hereunder.

9. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the then-outstanding Registrable Securities.

10. ADDITIONAL REGISTRATION STATEMENTS.

During the period beginning on the date hereof and ending on the last day of the Registration Period, if at any time there is not an effective Registration Statement available for the resale of the Registrable Securities under the Securities Act, the Company shall not file a registration statement or an offering statement under the Securities Act relating to securities that are not the Registrable Securities (other than a registration statement on Form S-8, or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof, solely to the extent necessary to keep such registration statements effective and available).

11. MISCELLANEOUS.

a.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) business day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Benefitfocus, Inc.

100 Benefitfocus Way

9

Charleston, South Carolina 29492

Attention: Steve Swad, Chief Financial Officer

Facsimile No.:

Telephone No.:

E-Mail:

With a copy (which shall not constitute notice) to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Donald R. Reynolds

Facsimile No.:

Telephone No:

E-Mail:

If to the Buyer:

BuildGroup LLC

3500 Jefferson, Suite 303

Austin, Texas 78731

Attention: Lanham Napier, Chief Executive Officer

Telephone No.:

E-Mail:

With a copy to (which shall not constitute delivery to the Buyer):

Shearman & Sterling LLP

1460 El Camino Real 2nd floor,

Menlo Park, CA 94025

Attention: Christopher Forrester

Telephone No:

E-Mail:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) business day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

b.

No provision of this Agreement may be amended other than by a written instrument signed by the Company and the Buyer. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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c.

The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

d.

This Agreement, the Purchase Agreement, and the Voting Agreement (the “Transaction Documents”) supersede all other prior oral or written agreements between the Buyer, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and the Buyer acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

e.

Subject to the requirements of Section 9, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, which shall not be unreasonably withheld or delayed.

f.

Notwithstanding anything to the contrary contained herein, if the Company shall issue Purchase Shares to persons other than the Buyer pursuant to the Purchase Agreement, any purchaser of such Purchase Shares shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Buyer” and a party hereunder.

g.	The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

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i.

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.	The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

BENEFITFOCUS, INC.

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE BUYER:

BUILDGROUP LLC

By: BuildGroup Management, LLC, its investment manager

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

EXHIBIT C

Form of Voting Agreement

Exhibit C

CO-SALE AND VOTING AGREEMENT

THIS CO-SALE AND VOTING AGREEMENT (the “Agreement”) is made and entered into as of this [•] day of [•], 2020, by and among Benefitfocus, Inc., a Delaware corporation (the “Company”), BuildGroup LLC, a Delaware limited liability company (“BuildGroup”), and Mason R. Holland, Jr. (“Holland” and, together with BuildGroup, the “Stockholders”).

RECITALS

WHEREAS, BuildGroup desires to purchase Series A Convertible Preferred Stock of the Company, and as a condition and inducement to that transaction, the parties hereto desire to enter into this Agreement to set forth their agreements and understandings with respect to, among other things, how shares of the Company’s capital stock held by such parties will be voted in connection with the election for directors to the Company’s board of directors (the “Board”).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Voting Provisions Regarding Board of Directors.

1.1. General. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) beneficially owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to carry into effect the intent of this Agreement. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of common stock and preferred stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2. Board Composition. Each Stockholder agrees to (A) nominate, or cause to be nominated, and (B) vote, or cause to be voted, all Shares over which such Stockholder has voting control, in favor of the following persons for election to the Board from time to time and at all times, at each annual or special meeting of stockholders at which an election of directors is held, or in connection with any other action (including the execution of written consents of the stockholders) taken for the purpose of electing directors to the Board:

(a) As long as BuildGroup and its Affiliates own beneficially at least 60% of the Company’s outstanding Series A Convertible Preferred Stock originally purchased by it (or the common stock issuable upon conversion thereof), (A) two (2) of the authorized directors on the Board of Directors of the corporation if the Board consists of nine (9) directors or fewer, or (B) three (3) of the authorized directors on the Board of Directors if the Board consists of ten (10) directors, it being agreed that the Board shall initially consist of seven (7) directors and the two (2) individuals designated by BuildGroup shall initially be A. Lanham Napier (“Napier”) and vacant (any such designee other than Napier to be reasonably acceptable to Holland); and

(b) As long as Holland and his Affiliates continue to beneficially own a majority of the common stock beneficially owned by them on the date of this Agreement, Holland or his designee (such designee to be reasonably acceptable to BuildGroup). For the avoidance of doubt, the total number of common stock Holland and his Affiliates beneficially own on the date of this Agreement is 2,756,586 shares of common stock.

1.3. Failure to Nominate a Board Member; Vacancies. In the absence of any nomination from the persons or groups with the right to nominate a director as specified above, the director previously nominated by them and then serving shall be renominated if still eligible to serve as provided herein. Any vacancy for a director position to be nominated by the persons or groups set forth above shall be filled by the vote of the Board immediately following delivery by such persons or groups of a notice of nomination.

1.4. Removal of Board Members. Any Stockholder having the right to designate a director pursuant to Section 1.2 hereof shall have the right to request the resignation or, if permitted by the Bylaws of the Company (“Bylaws”), removal of such director so designated in writing, reasonably prior to any such election, to any other Stockholder party hereto. In such event, each of the Stockholders shall vote all Shares held by such Stockholder, or over which such Stockholder has the power to vote, in whatever manner as shall be necessary, as permitted by the Bylaws, to cause the removal of such director, whether at any annual or special meeting called at which an election of directors is held, or in connection with any other action (including the execution of written consents) taken for the purpose of removing such director. In the event of the resignation, death, removal, or disqualification of a director, the Stockholder which had the right to designate such director pursuant to Section 2 shall promptly designate a new director and, after written notice of the nomination has been given by such Stockholder to each of the parties hereto, each Stockholder will vote all Shares held by such Stockholder, or over which such Stockholder has the power to vote, in whatever manner as shall be necessary to elect such designee to the Board.

1.5. Vote to Increase Authorized Common Stock. Each Stockholder shall vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of common stock from time to time to ensure that there will be sufficient shares of common stock available for conversion of all of the shares of Series A Convertible Preferred Stock outstanding at any given time.

1.6. No Liability for Election of Recommended Directors. No party, nor any Affiliate of any such party, makes any representation or warranty as to the fitness or competence of the designee of any party hereunder to serve on the Board and shall have any liability as a result of nominating a person for election as a director for any act or omission by such nominee in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such nominee in accordance with the provisions of this Agreement.

1.7. Fiduciary Duties; Director Qualifications.

(a) Each Stockholder is entering into this Agreement in his or its capacity as the holder of capital stock of the Company. Any other provision of this Agreement notwithstanding, to the extent a Stockholder or one of its Affiliates serves as an officer or director of the Company, nothing contained herein shall limit the ability of such Stockholder or one of its Affiliates to exercise ordinary and customary duties as an officer or director of the Company, including, without limitation, the exercise of fiduciary obligations to the Company and its stockholders.

(b) Any other provision of this Agreement notwithstanding, the Company’s and each Stockholder’s obligations under this Agreement is subject in all respects to the applicable law (including, without limitation, the directors’ fiduciary duties), the rules and regulations of the Securities and Exchange Commission and the listing requirements or standards of the NASDAQ Stock Market LLC or the requirements or standards of any other exchange, system or market on which the stock of the Company is listed. The Company’s obligation to nominate the designees of the Stockholders set forth in Section 1.2 is conditioned upon such designee meeting the director qualifications standards set forth in the Company’s Bylaws, the charter of the Nominating and Corporate Governance Committee of the Board, and any other qualification standards the Board adopts. If a director designee of a Stockholder fails to meet these qualification standards, the Company must provide a prompt notice thereof and the Stockholder may designate another person to serve as a director that does meet these qualification standards.

1.8. Stockholder Approval of Transactions. At any annual or special meeting of stockholders of the Company or in connection with any other action (including the execution of written consent of the stockholders) taken for the purpose of approving the issuance of shares of common stock (the “Issuance”) upon conversion of the Series A Convertible Preferred Stock in excess of the limitations imposed by NASDAQ Listing Standard Rule 5635 (or any successor rule thereto), each Stockholder shall vote, or cause to be voted all Shares owned by such Stockholder in favor of the Issuance.

1.9. Board Size. Each Stockholder shall vote, or cause to be voted, at any regular or special meeting of stockholders (or by any applicable written consent) at which the size of the Board is set, all Shares owned by such Stockholder (or as to which such Stockholder has voting power) to ensure that the size of the Board shall be no more than ten (10) directors (including, for the avoidance of doubt, any director positions designated as remaining vacant pursuant to the provisions set forth herein); provided, however, that such Board size may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 5.6 hereof.

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2. Covenants. The parties hereto covenant and agree that so long as Holland serves as a director of the Company pursuant hereto, and to the extent permitted by the rules of the stock exchange on which the common stock of the Company is then listed, Holland shall be appointed as Executive Chair of the Board. So long as Napier serves as a director of the Company pursuant hereto, (i) to the extent permitted by the rules of the stock exchange on which the common stock of the Company is then listed, Napier shall be appointed as Lead Independent Director of the Board and (ii) to the extent Napier is not a member of any committee of the Board, Napier shall be entitled to notice of, and to attend, any meeting of any such committee; provided, that for purposes of this clause (ii), Napier agrees to recuse himself for any portion of any committee meeting for which such committee reasonably determines that he has a conflict of interest. The Executive Chair and Napier, whether in his role as Lead Independent Director or otherwise, shall collectively set the agenda for any meeting of the Board.

3. Right of Co-Sale.

3.1. Exercise of Right. If a Stockholder proposes to transfer any of its Shares, whether in exchange for cash or other securities, including in a transaction as a result of which the Company would no longer be a publicly traded entity, or for other or no consideration (a “Transfer”), other than pursuant to an Exempted Transfer as described in Section 3.3 hereto or in an Exempted Offering as described in Section 3.4 hereto, that Stockholder (the “Transferring Stockholder”) must give the other Stockholder 14 calendar days advance written notice thereof describing the proposed terms of the Transfer in detail. Within seven (7) calendar days of receipt of such Transferring Stockholder’s notice, the other Stockholder may elect to participate in the Transfer on a pro rata basis with the Transferring Stockholder based on the number of shares of common stock then beneficially owned by each, on as-converted basis, on the same terms and conditions specified in the Transferring Stockholder’s notice.

3.2. Effect of Failure to Comply.

(a) Transfer Void; Equitable Relief. Any transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

(b) Violation of Co-Sale Right. If any Stockholder purports to sell any Shares in contravention of this right of co-sale (a “Prohibited Transfer”), the other Stockholders may, in addition to such remedies as may be available by law, in equity or hereunder, require the Transferring Stockholder to purchase from the other Stockholder the Shares that he or it would have been entitled to sell had the Prohibited Transfer been effected in compliance with the terms hereof, on the same terms and subject to the same conditions as would have applied, and the non-compliant Stockholder shall also reimburse the other Stockholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred in connection therewith.

3.3 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 3 shall not apply to (a) a transfer to an Affiliate of the transferring Stockholder, (b) a market transaction in compliance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), (c) a pledge that creates a mere security interest in the pledged Shares; (d) in the case of a Stockholder that is a natural person, a transfer made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Stockholder or any such family members; or (e) any bona fide gift to any charitable organization described in Section 501(c)(3) of the Internal Revenue Code (an “Exempted Transfer”); provided that in the case of clause (a), (c) or (d), the Stockholder shall deliver prior written notice to the other Stockholder and the Shares transferred shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a

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condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Stockholder (but only with respect to the securities so transferred to the transferee); and provided further in the case of any transfer pursuant to clause (a) or (d) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.4 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 3 shall not apply to the sale of any Shares to the public in an offering pursuant to an effective registration statement under the Securities Act.

3.5 Legended Certificates. Each certificate representing any of the Shares shall be marked by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A CO-SALE AND VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID CO-SALE AND VOTING AGREEMENT.”

4. Remedies.

4.1. Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination of the directors as provided in this Agreement.

4.2. Irrevocable Proxy. Each party to this Agreement hereby constitutes and appoints the President and Treasurer of the Company, and each of them, with full power of substitution, as the proxies of such party with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires in accordance herewith. Each party hereto hereby revokes any and all previous proxies with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires in accordance herewith, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

4.3. Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged and will not have an adequate remedy at law in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to injunctive relief to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, including, but not limited to, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement. If any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

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4.4. Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Miscellaneous.

5.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

5.3. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.5. If notice is given to the Company, a copy shall also be sent to Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607, Attn: Donald R. Reynolds. If a notice is given to BuildGroup, a copy shall also be sent to BuildGroup LLC, 3500 Jefferson St., Suite 303, Austin, Texas 78731, Attn: Kenneth Herz, General Counsel.

5.6. Consent Required to Amend, Terminate or Waive. This Agreement may be amended or modified only by a written instrument executed by the Stockholders and the Company. Any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other parties.

5.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.8. Severability. The invalidity, illegality or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement. In such event, the parties shall negotiate, in good faith, a legal, valid, and enforceable substitute provision, which most nearly effects the intent of the parties in entering into this Agreement.

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5.9. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.10. Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement with the same force and effect as the Shares subject to such rights immediately before such event.

5.11. Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

5.12. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

5.13. Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

5.14. Construction. For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, officer, director, stockholder, employee or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners of or shares the same management company with such Person, and the holdings of any Person shall include the holdings of its Affiliates.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Co-Sale and Voting Agreement as of the date first written above.

THE COMPANY:
BENEFITFOCUS, INC.

By:
Name:
Title:
	Address:	100 Benefitfocus Way Charleston, SC 29492 Attn: Steve Swad, CFO

STOCKHOLDERS:

Name:	Mason R. Holland, Jr.
Address:

BUILDGROUP, LLC By: BuildGroup Management, LLC, its investment manager

By:

Name:
Title:

Address:

[Signature Page to Co-Sale and Voting Agreement]